EXHIBIT 4.1

See Legends on Reverse

Incorporated Under the Laws of the State of Delaware

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NOVADEL PHARMA INC.

SERIES A CONVERTIBLE PREFERRED STOCK $0.001PAR VALUE

THIS IS TO CERTIFY THAT _______________ is the owner of __________(_______) Shares of the SERIES A CONVERTIBLE PREFERRED STOCK OF

NOVADEL PHARMA INC.

transferable only on the books of the Corporation by the holder hereof, in person or by attorney, upon surrender of this Certificate properly endorsed.

This certificate and the shares represented hereby are issued and shall have the rights specified in and be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of said corporation and any amendments thereof, to all of which the holder of this certificate, by acceptance hereof, assents.

The shares represented by this Certificate are convertible into shares of Common Stock at the election of the holder thereof and shall be so converted upon the occurrence of certain events as set forth in the Charter.

The Corporation is authorized to issue more than one class or series of stock. Upon written request, the Corporation will furnish without charge to each stockholder a copy of powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by its duly authorized officers this _____ day of _________, 20 ____.

Secretary	President

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(vi) THEREOF. THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(vi) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.